UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 September 15,1999

                   Virginia Commonwealth Financial Corporation
             (Exact Name of Registrant as specified in its Charter)



           Virginia                         000-22747                  54-1542438
  (State or other jurisdiction       (Commission File Number)        (IRS Employer
        of incorporation)                                          Identification No.)


                              102 South Main Street
                                  P. O. Box 71
                          Culpeper, Virginia 22701-0071
                                 (540) 825-4800
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)



                                JEFFREY W. FARRAR
                Senior Vice President and Chief Financial Officer
                   Virginia Commonwealth Financial Corporation
                              102 South Main Street
                                  P. O. Box 71
                          Culpeper, Virginia 22701-0071
                                 (540) 825-4800

          (Name, address, including zip code, and the telephone number, including area code, of agent for service)





             (Former name or former, if changed since last report.)

ITEM 5. OTHER EVENTS.

         The Registrant announced on September 15, 1999, that the Company has entered into a definitive agreement and plan of reorganization (the "Agreement") with Caroline Savings Bank ("Caroline"). The agreement provides that the Registrant will be the continuing entity and Caroline will become a wholly-subsidiary of the Registrant. Under the terms of the proposed transaction, every share of the Registrant's common stock on the effective date will continue to be outstanding and each share of Caroline common stock will be converted into .7959 shares of common stock of the Registrant. This reorganization is expected to be completed in the first quarter of 2000, barring unforeseen circumstances.

         Consummation of the reorganization is subject to approval of the shareholders of Caroline at a special shareholder's meeting called for that purpose, review and approval by the Federal Reserve and the Bureau of Financial Institutions of the Virginia State Corporation Commission and other terms and conditions set forth in the Agreement. The Registrant and Caroline intend to mail proxy materials to shareholders and file applications with the appropriate regulatory authorities as soon as practicable.

         The Registrant's common stock is listed on the NASDAQ SmallCap Market under the symbol "VCFC."

         A copy of a press release provided to the local newspaper is attached as an exhibit and incorporated herein by reference.

ITEM 7. EXHIBITS.

        Exhibit 99.1      Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   VIRGINIA COMMONWEALTH FINANCIAL CORPORATION

Date:  September 24, 1999                        By: /s/ Jeffrey W. Farrar
                                                    ----------------------------
                                                    Jeffrey W. Farrar
                                                    Senior Vice President and
                                                    Chief Financial Officer